                                                                    EXHIBIT 11.0





                             NATIONAL REALTY, L.P.
                         A DELAWARE LIMITED PARTNERSHIP
                        Computation of Earnings Per Unit





                                                For the Three Months                    For the Nine Months
                                                 Ended September 30,                     Ended September 30,
                                          ----------------------------------      ---------------------------------
                                               1996                1995                1996               1995
                                          --------------      --------------      ---------------     -------------
                                                          (dollars in thousands, except per unit)
Net (loss)..................              $         (673)     $       (1,039)     $        (1,519)    $      (3,620)

 Less - General Partner's
   1.99% Interest...........                         (13)                (21)                 (30)              (72)
                                          --------------      --------------      ---------------     -------------

Net (loss) allocable to
 Limited Partners...........              $         (660)     $       (1,018)     $        (1,489)    $      (3,548)
                                          ==============      ==============      ===============     =============


Earnings Per Unit

 Net (loss).................              $         (.10)     $         (.16)     $          (.24)    $        (.56)
                                          ==============      ==============      ===============     =============


Weighted average units of
 limited partner interest
 used in computing earnings
 per unit...................                   6,333,352           6,418,065            6,389,245         6,418,140
                                          ==============      ==============      ===============     =============





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